Exhibit 4(b)

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 25, 2004, by and among B.F. Saul Real Estate Investment Trust, a Maryland real estate investment trust (the “Trust”), Friedman, Billings, Ramsey & Co., Inc. and Lehman Brothers, Inc. (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Trust’s 7½% Senior Secured Notes due 2014 (the “Securities”) pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase/Placement Agreement, dated as of February 9, 2004 (the “Purchase Agreement”), by and among the Trust and the Initial Purchasers (i) for the benefit of each Initial Purchaser and (ii) for the benefit of the holders from time to time of the Securities (including each Initial Purchaser). In order to induce the Initial Purchasers to purchase the Securities, the Trust has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(i) of the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Closing Time” shall mean the Closing Time as defined in the Purchase Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Trust, provided, however, that any such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Securities” shall mean the 7½% Senior Secured Notes due 2014 issued by the Trust under the Indenture containing terms identical to the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from February 25, 2004, (ii) the transfer restrictions thereon shall be eliminated and (iii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Exchange Offer” shall mean the exchange offer by the Trust of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture.

“Indenture” shall mean the Indenture relating to the Securities dated as of February 25. 2004, among the Trust and Wells Fargo Bank, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble of this Agreement.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Trust or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the Securities Act and such Securities shall have been disposed of pursuant to such Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (iii) such Securities shall have ceased to be outstanding or (iv) such Securities have been exchanged for Exchange Securities upon consummation of the Exchange Offer.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Trust with this Agreement, including without limitation: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. (“NASD”) registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of one counsel for any underwriters and Holders in connection with state or other securities or blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing, or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Exchange Securities and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Trust and its subsidiaries and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements (including the expenses of preparing and distributing any underwriting or securities sales agreement) of one counsel for the Holders (which counsel shall be selected in writing by the Majority Holders), (viii) the fees and expenses of the independent public accountants of the Trust and any of its subsidiaries, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (ix) the fees and expenses of a “qualified independent underwriter” as defined by Conduct Rule 2720 of the NASD, if required by the NASD rules, in connection with the offering of the Registrable Securities, (x) the fees and expenses of the Trustee, including its counsel, and any escrow agent or custodian, and (xi) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Trust in connection with any Registration Statement, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Trust which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Trust pursuant to the provisions of Section 2(b) of this Agreement which covers all of the then Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trust” shall have the meaning set forth in the preamble of this Agreement and also includes the Trust’s successors.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2. Registration Under the Securities Act.

(a) Exchange Offer Registration. The Trust shall (i) file within 30 days after the Closing Time an Exchange Offer Registration Statement covering the offer by the Trust to the Holders to exchange all of the Registrable Securities for Exchange Securities, (ii) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission within 120 days after the Closing Time, (iii) use its best efforts to cause such Exchange Offer Registration Statement to remain continuously effective until the closing of the Exchange Offer and (iv) use its best efforts to consummate the Exchange Offer within 150 days following the Closing Time. The Exchange Securities will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Trust shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder (other than Participating Broker-Dealers (as defined in Section 3(f)) eligible and electing to exchange Registrable Securities for Exchange Securities (assuming that such Holder (i) is not an affiliate of the Trust within the meaning of Rule 405 under the Securities Act, (ii) acquires the Exchange Securities in the ordinary course of such Holder’s business and (iii) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial portion of the several states of the United States.

In connection with the Exchange Offer, the Trust shall:

(i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii) use the services of the Depositary for the Exchange Offer with respect to Securities evidenced by global certificates;

(iv) permit Holders to withdraw tendered Registrable Securities at any time prior to the close of business, New York City time, on the last business day on which the Exchange Offer shall remain open, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange, and a statement that such Holder is withdrawing its election to have such Securities exchanged; and

(v) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

As soon as practicable after the close of the Exchange Offer, the Trust shall:

(i) accept for exchange Registrable Securities duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities so accepted for exchange by the Trust; and

(iii) cause the Trustee promptly to authenticate and deliver Exchange Securities to each Holder of Registrable Securities equal in amount to the Registrable Securities of such Holder so accepted for exchange.

Interest on each Exchange Note will accrue from the last date on which interest was paid on the Registrable Securities surrendered in exchange therefor or, if no interest has been paid on the Registrable Securities, from February 25, 2004. The Exchange Offer shall not be subject to any conditions, other than (A) that the Exchange Offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the staff of the Commission (B) no action or proceeding shall have been instituted or threatened in any court or before any governmental agency with respect to the Exchange Offer which, in the Trust’s judgment, might impair the ability of the Trust to proceed with the Exchange Offer or (C) there shall not have been adopted or enacted any law, statute, rule or regulation which, in the Trust’s judgment, would materially impair the ability of the Trust to proceed with the Exchange Offer. Each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer shall have represented that (i) any Exchange Securities to be received by it were acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities, (iii) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Trust or, if such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) it is not acting on behalf of any Person who cannot make the representations in clauses (i) through (iii). The Trust shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

(b) Shelf Registration. (i) If, because of any change in law or applicable interpretations thereof by the staff of the Commission, the Trust is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer is not consummated within 150 days following the Closing Time, or (iii) if any Holder (other than Initial Purchasers) is not eligible to participate in the Exchange Offer or (iv)

upon the written request of any Initial Purchaser (with respect to any Registrable Securities which it acquired from the Trust) following the consummation of the Exchange Offer if any such Initial Purchaser shall hold Registrable Securities which it acquired directly from the Trust and if such Initial Purchaser is not permitted, in the opinion of counsel to such Initial Purchaser, pursuant to applicable law or applicable interpretation of the staff of the Commission to participate in the Exchange Offer, the Trust shall, at its own cost:

(A) as promptly as practicable, file with the Commission a Shelf Registration Statement relating to the offer and sale of the then outstanding Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Securities and set forth in such Shelf Registration Statement, and use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission by the 150th day after the Closing Time (or promptly in the event of a request by any Initial Purchaser pursuant to Section 2(b)(iv) above). In the event that the Trust is required to file a Shelf Registration Statement upon the request of any Holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer pursuant to Section 2(b)(iii) above or upon the request of any Initial Purchaser pursuant to Section 2(b)(iv) above, the Trust shall file and use its best efforts to have declared effective by the Commission both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a Registration Statement combined with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by such Holder or such Initial Purchaser after completion of the Exchange Offer;

(B) use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the Closing Time (or one year from the date the Shelf Registration Statement is declared effective if such Shelf Registration Statement is filed upon the request of any Initial Purchaser pursuant to Section 2(b)(iv) above) or such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or all of the Registrable Securities become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions; and

(C) notwithstanding any other provisions hereof, use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Trust further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by Section 3(b) below, to use all reasonable best efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as practicable thereafter and to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the Commission.

(c) Expenses. The Trust shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and 2(b) and, in the case of an Exchange Offer Registration Statement, will reimburse the Initial Purchasers, as applicable, for the reasonable fees and disbursements of one firm or counsel in connection therewith, who shall be Kirkland & Ellis LLP. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) Effective Registration Statement. (i) The Trust will be deemed not to have used its best efforts to cause a Registration Statement to become, or to remain, effective during the requisite periods set forth herein if the Trust voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless (A) such action is required by applicable law or (B) such action is taken by the Trust in good faith and for valid business reasons (but not including avoidance of the Trust’s obligations hereunder), including a material corporate transaction, so long as the Trust promptly complies with the requirements of Section 3(k) hereof, if applicable.

(ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

(e) Increase in Interest Rate. In the event that (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 30th day following the Closing Time, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 120th day following the Closing Time or (iii) the Exchange Offer is not consummated on or prior to the 150th day following the Closing Time or a Shelf Registration Statement with respect to the Registrable Securities is not declared effective on or prior to the 150th day following the Closing Time, the interest rate borne by the Securities shall be increased by one-half of one percent (0.5%) per annum following such 30-day period in the case of clause (i) above, following such 120-day period in the case of clause (ii) above or following such 150-day period in the case of clause (iii) above, which rate will be increased by an additional one half of one percent (0.5%) per annum for each 30-day period that any additional interest continues to accrue, provided that the aggregate increase in such interest rate will in no event exceed one percent (1.0%) per annum. Upon (x) the filing of the Exchange Offer Registration Statement after the 30-day period described in clause (i) above, (y) the effectiveness of the Exchange Offer Registration Statement, after the 120-day period described in clause (ii) above or (z) consummation of the Exchange Offer, or the effectiveness of the Shelf Registration Statement, as the case may be, after the 150-day period described in clause (iii) above, the interest rate borne by the Securities from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate if the Trust is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, a different event specified in clauses (i), (ii) or (iii) above occurs, the interest rate will again be increased and thereafter reduced pursuant to the foregoing conditions. If the Trust issues a notice that Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to Section 3(k) hereof, or such a notice is required under applicable securities laws to be issued by the Trust, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days per occurrence or more than 90 days in the aggregate; then the interest rate borne by the Securities will be increased by one-half of one percent (0.5%) per annum following the date that Such Shelf Registration Statement ceases to be usable beyond the period permitted above, which rate shall be increased by an additional one-half of one percent per annum (0.5%) for each subsequent 30-day period that such additional interest continues to accrue; provided that the aggregate increase in such annual interest rate may in no event exceed one percent (1.0%). Upon the Trust declaring that the Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Securities will be reduced to the original interest rate if the Trust is otherwise in compliance with this paragraph; provided, however, that if after any such reduction in interest rate the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate will again be increased and thereafter reduced pursuant to the foregoing conditions.

Notwithstanding the foregoing, in the case of a Shelf Registration, the Securities of any Holder that are excluded from such Shelf Registration pursuant to the terms of the second to last paragraph of Section 3 below shall not bear an increase in interest rate described in the foregoing paragraph with respect to such Shelf Registration Statement for any period of time during which, and only during which, such Securities are excluded from such Shelf Registration.

(f) Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Trust acknowledges that any failure by the Trust to comply with its respective obligations under Sections 2(a) and 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Trust’s obligations under Sections 2(a) and 2(b) hereof.

3. Registration Procedures. In connection with the obligations of the Trust with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Trust shall:

(a) prepare and file with the Commission a Registration Statement, within the time period specified in Section 2, on the appropriate form under the Securities Act,

which form (i) shall be selected by the Trust, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form required by the Commission and include or incorporate by reference all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advise such Holders that the distribution of Registrable Securities will be made in accordance with the method elected by the Majority Holders, (ii) furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Securities and (iii) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus, including each preliminary Prospectus, or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the Commission, to cooperate with the Holders in connection with any filings required to be made with the NASD, keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Trust shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

(e) in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Trust contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects, (v) of the receipt by the Trust of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Trust that a post-effective amendment to a Registration Statement would be appropriate;

(f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a “Plan of Distribution” section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Securities for Exchange Securities for the resale of such Exchange Securities, (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement that any broker-dealer who holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities (a “Participating Broker-Dealer”), and who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, (iv) subject to the last paragraph of Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto, by any broker-dealer in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto, and (v)

include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities, it represents that the Registrable Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;”

and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

(B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Trust shall use its best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be one of the Initial Purchasers, unless it elects not to act as such representative) only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

(C) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Trust shall use its best efforts to maintain the effectiveness of the Exchange Offer Registration Statement for a period of 180 days following the closing of the Exchange Offer; and

(D) the Trust shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b), or take any other action as a result of this Section 3(f), for a period exceeding 180 days after the last date for which exchanges are accepted pursuant to the Exchange Offer (as such period may be extended by the Trust) and Participating Broker-Dealers shall not be authorized by the Trust to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3.

(g) (A) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Securities copies of any request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(h) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

(i) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and cause such Registrable Securities to be in a form eligible for deposit with the Depositary, in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least one business days prior to the closing of any sale of Registrable Securities;

(k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) above, use its best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Trust agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Trust has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Trust determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Trust agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

(1) obtain CUSIP numbers for all Exchange Securities, or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

(m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities, or Registrable Securities, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner;

(n) in the case of a Shelf Registration, enter into customary agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

(ii) obtain opinions of counsel to the Trust and its subsidiaries and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii) obtain “cold comfort” letters and updates thereof from the Trust’s and the Trust’s subsidiaries’ independent certified public accountants addressed to the underwriters, if any, and use its best efforts to have such letters addressed to the selling Holders of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters to underwriters in connection with similar underwritten offerings;

(iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be in form, substance and scope customary for similar offerings;

(v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

(vi) deliver such documents and certificates as are customarily delivered in similar offerings and as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of such Shelf Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Trust shall provide written notice to the Holders of all Registrable Securities of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Trust of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

(o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any counsel or accountant retained by such Holders or underwriters, upon reasonable notice, at reasonable times and in a reasonable manner, all relevant financial and other records, pertinent corporate documents and properties of the Trust reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Trust to supply all relevant information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with such Shelf Registration Statement; provided that, each Holder agrees, and shall cause its representatives to agree, to treat any information of the Trust that is identified as confidential with the same degree of care with which a reasonable person under the circumstances would treat such confidential information;

(p) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as any of the Initial Purchasers or their counsel may reasonably request; (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Securities, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders, their counsel and any underwriter may reasonably request; and (iii) cause the representatives of the Trust and its subsidiaries to be available for discussion of such document as shall reasonably requested by the Holders of Registrable Securities, the Initial Purchasers on behalf of such Holders or any underwriter and not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, their counsel or any underwriter shall reasonably object; provided that any party receiving any document pursuant to this clause (ii) who does not raise any objections to the filing of such document within five days after receipt of such document shall be deemed to have no objection to the filing of such document;

(q) [Reserved];

(r) in the case of a Shelf Registration, unless the rating in effect for the Securities applies to the Exchange Securities and the Securities to be sold pursuant to a Shelf Registration, use its best efforts to cause the Registrable Securities to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Securities, if any, unless the Registrable Securities are already so rated;

(s) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(t) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including, any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the NASD).

In the case of a Shelf Registration Statement, the Trust may (as a condition to Holder’s participation in the Shelf Registration) require each Holder of Registrable Securities to furnish to the Trust such information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities as the Trust may from time to time reasonably request in writing; provided, first, the Trust shall not exclude Securities of any Holder from such Shelf Registration pursuant to the foregoing portion of this sentence unless applicable law requires such information to be in the Shelf Registration Statement; provided second, such Securities of such Holder shall not be deemed excluded from such Shelf Registration until the last date by which the Trust would need such information in order to comply with its obligations under this Agreement to cause such Shelf Registration Statement to become effective, which last day shall in no event occur earlier than the day following the fifth business day after written notice is made by the Trust to furnish information; provided third, if Securities of a Holder have been excluded from such Shelf Registration pursuant to the foregoing portion of this sentence, the Trust shall, in its sole discretion and if reasonable to do so under the circumstances, include such Securities in such Shelf Registration on and as of the date on which such Holder delivers such information.

In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Trust of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, and, if so directed by the Trust, such Holder will deliver to the Trust (at the Trust’s expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Trust shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) hereof, the Trust shall be deemed to have used its best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Trust shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

4. Underwritten Registrations. If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Securities included in such offering and shall be reasonably acceptable to the Trust.

No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5. Indemnification and Contribution. (a) The Trust shall indemnify, defend and hold harmless (i) each Initial Purchaser, each Holder, including Participating Broker-Dealers, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) or Prospectus pursuant to which Exchange Securities or Registrable Securities were registered under the Securities Act (or any amendment or supplement thereto), including all documents incorporated therein by reference, or (y) the omission or alleged omission of a material fact required to be stated in any Registration Statement (or any amendment or supplement thereto) or Prospectus pursuant to which Exchange Securities or Registrable Securities were registered under the Securities Act (or any amendment or supplement thereto), or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Trust by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Trust may otherwise have.

(b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Trust, the trustees of the Trust, each Initial Purchaser and the other selling Holders and each of their respective directors and officers (including each officer of the Trust who signed the Shelf Registration Statement) and each Person, if any, who controls the Trust, any Initial Purchaser or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust by such Holder, as the case may be, expressly for use in the Shelf Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

(c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the “indemnified party”) shall give notice as promptly as reasonably practicable to each person against whom such indemnity may be sought (the “indemnifying party”), but failure to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any subsequent legal or other expenses incurred pursuant to such action, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, selected by any indemnified party in the case of Section 5(a), representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Except with respect to fees and expenses not required to be reimbursed pursuant to the assumption of the defense of an action in accordance with Section 5(c) above, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in any of the indemnity provisions set forth in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative faults of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party or parties on the one hand, and such indemnified party or parties on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or parties and such indemnified party or parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Initial Purchasers and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity, and the Holders were treated as one entity, for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to above in Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Trust, each officer of the Trust who signed the Registration Statement, and each Person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Trust.

6. Miscellaneous.

(a) Rule 144 and Rule 144A. For so long as the Trust is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Trust covenants that it will file the reports required to be filed by it under Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder, that if it ceases to be so required to file such reports, it will upon the request of any Holder of Registrable Securities (i) make publicly available or cause to be made publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver or cause to be delivered such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Securities may reasonably request in writing, and (iii) take such further action or cause to be taken such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (y) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any Holder or proposed holder of Registrable Securities, the Trust will deliver or cause to be delivered to such Holder or proposed holder, to the extent not included in the filings of the Trust under Section 13(a) or 15(d) of the Exchange Act, audited consolidated financial statements of the Bank, of its subsidiaries on an annual basis and quarterly financial statements of the Bank and its subsidiaries. Upon the written request of any Holder of Registrable Securities, the Trust will deliver to such Holder a written statement as to whether it has complied with such requirements.

(b) No Inconsistent Agreements. The Trust has not entered into nor will the Trust on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Trust’s other issued and outstanding securities under any such agreements.

(c) Amendments and Waivers. The provisions of this Agreement, including provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Trust has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder (other than an Initial Purchaser), at the most current address set forth on the records of the Registrar under the Indenture, (ii) if to an Initial Purchaser, at the most current address given by such Initial Purchaser to the Trust by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is the address set forth in the Purchase Agreement; and (iii) if to the Trust, initially at the address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to a courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(f) Third Party Beneficiary. The Holders shall be third party beneficiaries of agreements made hereunder between the Trust, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Execution of Agreement by Trust. The name “B.F. Saul Real Estate Investment Trust” is the designation of the trustees of the Trust under the Declaration of Trust. All Persons dealing with the Trust must look solely to the property and assets of the Trust for the enforcement of any claims against the Trust; neither the trustees, shareholders, officers, employees or agents of the Trust in their individual capacities assume any personal liability for the obligations of the Trust; and the respective properties of the trustees, shareholders, officers, employees and agents of the Trust in their individual capacities shall not be subject to the claims of any such Persons with respect to any such obligations.

(l) No Piggyback on Registrations. Neither the Trust nor any of its security holders (other than the Holders of Registrable Securities in such capacity) shall have the right to include any securities of the Trust in any Shelf Registration or Exchange Offer other than the Registrable Securities.

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[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

B.F. SAUL REAL ESTATE INVESTMENT TRUST

By	/s/ B. Francis Saul II

Confirmed and accepted as of

the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

LEHMAN BROTHERS, INC.

By:	FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:	/s/ James R. Kleeblatt